Exhibit 23.1

[LETTERHEAD OF JEWETT, SCHWARTZ, & ASSOCIATES]]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Form 10-KSB of our report dated November 9, 2005, relating to the financial statements of NON-INVASIVE MONITORING SYSTEMS, INC.

Jewett, Schwartz, & Associates

CERTIFIED PUBLIC ACCOUNTANTS

Jewett, Schwartz, & Associates

Hollywood, FL

November 9, 2006